Exhibit 10.24

SCHEDULE OF CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing Change in Control Employment Agreements by and between P. H. Glatfelter Company and the following employees as exhibits to the Form 10-K for the year ended December 31, 2019 because they are substantially identical to the Form of Change in Control Employment Agreement by and between P. H. Glatfelter Company and certain employees, which is filed as Exhibit 10(r) to the Form 10-K for the year ended December 31, 2013.

Christopher W. Astley

Eileen L. Beck

David C. Elder

Samuel L. Hillard

Wolfgang Laures

Dante C. Parrini

Philippe Sevoz

Jill L. Urey

Joseph J. Zakutney